SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                RESERVENET, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                  94-3381088
  (State of incorporation or organization)     (IRS Employer Identification No.)

  3701 SACRAMENTO ST. #323, SAN FRANCISCO, CA                  94118
   (Address of principal executive offices)                  (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
No. 333-68312

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

       Title of each class                Name of each exchange on which
       To be so registered                Each class is to be registered
         -------------------              -------------------------------
           Common Stock,                  Over the Counter Bulletin Board
         $0.0001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description Of Registrant's Securities To Be Registered

ReserveNet, Inc. (the "Registrant") is registering its Common Stock, $0.0001 par value per share ("Common Stock"). Information concerning the Common Stock is included under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 dated May 14, 2002, (Registration No. 333-68312), which Registration Statement is incorporated herein by reference.

Item 2.  Exhibits

The following exhibits are incorporated herein by reference to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on May 14, 2002, as amended (Registration No. 333-68312)


3(i) Articles of Incorporation for ReserveNet, Inc. (Registration No. 333-68312)

3(ii) Bylaws of ReserveNet, Inc. (Registration No. 333-68312)



                                    SIGNATURE
                                    ---------

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 RESERVENET, INC.
                                 --------------------------
                                 (Registrant)



Date:  May 29, 2002              By: /s/ Daniel A. Regidor
                                     Daniel A. Regidor, CEO, Director

                                 By: /s/ Rick Collins
                                     Rick Collins, Vice President, Director